CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for Bronze Marketing, Inc., of our report dated March 17, 1999, relating to the December 31, 1998 financial statements of Bronze Marketing, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
September 23, 1999